Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports Second Quarter Fiscal 2019 Results
December 5, 2018 – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global leader in research and education, today announced results for the second quarter ended October 31, 2018.

SECOND QUARTER 2019 HIGHLIGHTS
●
Reported results (GAAP):  Revenue of $449 million (-1% vs. prior year), Operating Income of $57 million (-29%), and EPS of $0.76 (-27%), with earnings performance impacted by $10 million in restructuring charges in the current quarter

●
Non-GAAP results (constant currency):  Revenue +1%, Adjusted Operating Income -10%, and Adjusted EPS -9%, with lower adjusted earnings performance primarily due to investments in growth initiatives, including publishing more in Research and driving enrollment growth in Education Services

●	Acquisition of The Learning House (completed on November 1) strengthens Wiley’s leadership in the rapidly-growing $10 billion education services market for universities and corporations
●	Full-year guidance reaffirmed (excluding Learning House acquisition)

FIRST HALF 2019 HIGHLIGHTS
●
Reported results (GAAP):  Revenue of $860 million (flat with prior year), Operating Income of $94 million (flat), and EPS of $1.21 (+1%), with earnings performance impacted by higher restructuring charges in prior year

●
Non-GAAP results (constant currency):  Revenue flat, Adjusted Operating Income -16%, and Adjusted EPS -17%, with lower adjusted earnings performance primarily due to investments in growth initiatives, including publishing more in Research and driving enrollment growth in Education Services

●	Calendar Year 2019 society journal publishing net wins +$3 million; Open Access growth +36%
●
New Education Services partnership agreements signed with Michigan State University, University of Glasgow, and University of Bath; long-term partnership extensions signed with Our Lady of the Lake University (TX) and Saint Mary’s University (MN)

MANAGEMENT COMMENTARY
“We continued to make good progress in the second quarter, with 3% constant currency growth in Research, fueled by double-digit growth in Open Access and Atypon, and 9% constant currency growth in our Solutions segment,” said Brian Napack, Wiley’s President and CEO.  “We are successfully signing high-profile university partners, winning new research publishing business and growing in important areas such as Open Access publishing, Corporate Learning, WileyPLUS, Test Prep, and Professional Assessment.  We are also making important progress on our operational effectiveness and cost reduction initiatives.  We are particularly excited about our acquisition of The Learning House, which strengthens our leadership position in a rapidly-growing $10 billion market for tech-enabled services that help universities and corporations deliver powerful, career-enhancing learning, and expands our education delivery offerings to include career-enhancing short courses, certification programs, and continuing education programs.”

FINANCIAL SUMMARY
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted CTP,” “Free Cash Flow less Product Development Spending,” and results on a Constant Currency (or “CC”) basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, provide for a more comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information accompanying this press release.

Second Quarter Results

GAAP Measures Unaudited ($millions except for EPS)	Q2 2019	Q2 2018	Change	Change Constant Currency
Revenue	$448.6	$451.7	(-1%)	1%
Operating Income	$57.5	$80.8	(-29%)
Diluted EPS	$0.76	$1.04	(-27%)
Non-GAAP Measures	Q2 2019	Q2 2018		Change Constant Currency
Adjusted Operating Income	$67.5	$79.4		(-10%)
Adjusted EPS	$0.89	$1.03		(-9%)

Wiley recorded foreign currency variances in the quarter of $8.7 million unfavorable in revenue, $3.9 million unfavorable in operating income, and $0.05 unfavorable in EPS.

●	Revenue reflected steady momentum in Research (0% reported, +3% CC) and high single-digit growth in Solutions (+8%, +9% CC) offset by a decline in Publishing (-5%, -3% CC).
o	Research segment results were driven by double-digit growth in Open Access (+47%, 50% CC) and Atypon Publishing Technology Services (+17%). Journal Subscriptions were flat at constant currency.
o
Publishing segment results reflected declines in Education Publishing (-10%, -8% CC) and STM and Professional Publishing (-6%, -5% CC), which offset higher revenue in WileyPLUS (+13%, +14% CC, mostly due to prior-year revenue deferrals for courses extending across two semesters) and growth in Test Preparation (+6%, +7% CC).

o
Solutions segment growth was driven by Corporate Learning (+24%, +28% CC) and Professional Assessment (+9%).  Education Services performance (0%, +1% CC) saw same-school growth (9%) offset by the termination of certain underperforming partnerships, as previously reported.

●
GAAP Operating Income decline reflected investment in growth initiatives and the timing of restructuring charges and credits ($10.0 million charge this period and a $1.4 million credit in prior year), as well as unfavorable foreign exchange impacts.  Adjusted Operating Income declined mainly due to investment in growth initiatives.

o
Research CTP declined 16% on a reported basis and 7% on an adjusted basis at constant currency, reflecting higher society publishing royalties and investments in editorial resources to support increased journal publishing, as well as investments in increased sales resources.

o	Publishing CTP declined 6% reported and 2% adjusted at constant currency due to lower revenue.
o	Solutions CTP declined 4% reported but rose 22% adjusted at constant currency due to revenue growth and efficiency gains, offsetting higher investment in Education Services to drive enrollment growth.
o	Corporate Expenses rose 24% on a reported basis due to restructuring charges, or 10% on an adjusted basis at constant currency, primarily due to costs associated with strategic planning.
●	GAAP EPS performance mainly reflected lower operating income. Adjusted EPS declined primarily due to investments in growth initiatives.
●
Restructuring Charges:  Wiley recorded $10 million of restructuring charges in the quarter reflecting continued cost reduction actions across the business.  These actions will yield approximately $15 million in run rate savings commencing in the second half of fiscal 2020.  The charges are primarily related to severance costs.

First Half Results

GAAP Measures Unaudited ($millions except for EPS)	1H 2019	1H 2018	Change	Change “CC”
Revenue	$859.5	$863.2	0%	0%
Operating Income	$93.6	$93.4	0%
Diluted EPS	$1.21	$1.20	1%
Cash Used by Operating Activities	$(121.1)	$(45.8)
Non-GAAP Measures	1H 2019	1H 2018	Change	Change “CC”
Adjusted Operating Income	$97.5	$121.3		(-16%)
Adjusted EPS	$1.31	$1.62		(-17%)
Free Cash Flow less Product Development Spending	$(163.5)	$(117.2)	(-40%)

Wiley recorded foreign currency variances in the first six months of $6.3 million unfavorable in revenue, $4.4 million unfavorable in operating income, and $0.04 unfavorable in EPS

●	Revenue reflected steady performance in Research (0% reported, +1% CC) and growth in Solutions (+8%) offset by a decline in Publishing (-5%, -4% CC).
o
Research segment results were driven by double-digit growth in Open Access (+36%) and Atypon Publishing Technology Services (+10%), offsetting a decline in Journal Subscriptions, primarily related to timing of publications.

o
Publishing segment performance primarily reflected a decline in Education Publishing (-13% reported, -12% CC).  Education Publishing represents approximately 10% of total Wiley revenue.  Modest declines in STM and Professional Publishing (-2%, -1% CC) offset higher revenue in WileyPLUS (+10%, +11% CC), due in large part to revenue recognition timing, and growth in Test Preparation (+2% reported, +3% CC).

o	Solutions segment growth included higher revenue in all three businesses: Education Services (+5%), Corporate Learning (+13%), and Professional Assessment (+8%).
●	GAAP Operating Income largely reflected higher restructuring charges in prior year. Adjusted Operating Income declined mainly due to investment in growth initiatives.
o
Research CTP declined 11% on a reported basis and 10% on an adjusted basis at constant currency.  Performance reflected higher society publishing royalties and investments in editorial resources to support increased journal publishing, as well as investments in increased sales resources.

o	Publishing CTP rose 15% on a reported basis due to higher restructuring and impairment charges in the prior year period but declined 6% on an adjusted basis at constant currency due to lower revenue.
o
Solutions CTP grew 92% on a reported basis or 47% adjusted a constant currency due to higher revenue and efficiency gains, offsetting higher investment in Education Services to drive enrollment growth.

o
Corporate Expenses decreased 3% on a reported basis due to higher restructuring charges in the prior year period but increased 8% on an adjusted basis at constant currency primarily due to costs associated with strategic planning.

●	GAAP EPS largely reflected higher reported operating income and lower foreign exchange losses. Adjusted EPS decline was primarily due to lower adjusted operating income.
●
Net Cash Used in Operating Activities was primarily due to timing swings in working capital including a delay in billings and subsequent collections for calendar year 2019 subscriptions and, to a lesser extent, higher payments for expenses.  Free Cash Flow less Product Development Spending performance was due to higher cash used in operating activities. Cash flow from operations is a use of cash in the first half of Wiley’s fiscal year principally due to the timing of collections for annual journal subscriptions.  Capital expenditures, including Technology, Property, and Equipment and Product Development Spending, declined $29 million to $42 million due to the completion of Wiley’s headquarters transformation, the May 2018 implementation of our ERP order-to-cash release for  journal subscriptions, and reporting changes from the adoption of ASC 606.

●
Shareholder Return: In June, Wiley raised its annual dividend for the 25th consecutive year to $0.33 per quarter (+3%).  In the half, the Company utilized $38 million of cash for dividends and approximately $25 million for share repurchases with an average per share cost of $58.79.

FISCAL YEAR 2019 OUTLOOK
The Company reaffirms its fiscal 2019 guidance.

Metric ($M, except EPS)	FY18 Actual	FY19 Expectation Constant Currency	Status
Revenue	$1,796.1	Even with prior year	Reaffirmed
Adjusted EPS	$3.43	Mid-single digit decline	Reaffirmed
Cash Provided by Operating Activities	$381.8	High-single digit decline	Reaffirmed
Capital Expenditures	$150.7	Lower	Reaffirmed

*Outlook excludes contributions from The Learning House acquisition (closed on November 1).  For fiscal 2019, we anticipate The Learning House to contribute approximately $30 million in Revenue and be dilutive to EPS by approximately $0.10.

●	Wiley anticipates low-single digit Revenue growth in Research and Solutions offset by a low-single digit Revenue decline in Publishing.
●	Adjusted EPS is expected to decline primarily due to increased investment in growth initiatives, including publishing more in Research and driving enrollment growth in Education Services
●
Cash Provided by Operating Activities reflects the impact of growth investments and substantially lower gains in working capital.  In addition, implementation of ASC 606 will move approximately $10 million of spending from Capital Expenditures to Cash from Operating Activities.

●
Capital Expenditures are expected to be lower by $30 million primarily due to the completion of the Company’s headquarters transformation.  In addition, implementation of ASC 606 will move approximately $10 million of spending from Capital Expenditures to Cash from Operating Activities.

●	Non-GAAP effective tax rate for the year is expected to be approximately 23-24%.

EARNINGS CONFERENCE CALL
Scheduled for today, December 5 at 10:00 a.m. (ET).  Access the webcast at https://edge.media-server.com/m6/p/mm9am8gc, or on Wiley.com at  https://www.wiley.com/en-us/investors.  U.S. callers, please dial 866-548-4713 and enter the participant code 3834926#.  International callers, please dial 866-548-4713 and enter the participant code 3834926#.

ABOUT WILEY
Wiley, a global research and education company, helps people and organizations develop the skills and knowledge they need to succeed. Our online scientific, technical, medical, and scholarly journals, combined with our digital learning, assessment and certification solutions help universities, academic societies, businesses, governments and individuals increase the academic and professional impact of their work. For more than 200 years, we have delivered consistent performance to our stakeholders. The Company's website can be accessed at www.wiley.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's Fiscal Year 2019 Outlook, operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) achievement of targeted run rate savings through restructuring actions; and (xi) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)(3)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2018	2017 (4)	2018	2017 (4)
Revenue, net	$448,622	$451,731	$859,523	$863,175
Costs and expenses:
Cost of sales	120,157	119,865	234,548	234,653
Operating and administrative expenses (4)	248,627	241,301	502,400	487,039
Restructuring and related charges (credits)	9,996	(1,406)	3,910	24,323
Amortization of intangibles	12,367	11,183	25,050	23,802
Total Costs and Expenses	391,147	370,943	765,908	769,817

Operating Income	57,475	80,788	93,615	93,358
As a % of revenue	12.8%	17.9%	10.9%	10.8%

Interest expense	(3,608)	(3,455)	(6,404)	(6,728)
Foreign exchange transaction losses	(54)	(416)	(1,783)	(5,552)
Interest and other income (4)	2,509	2,559	4,975	4,494
Income Before Taxes	56,322	79,476	90,403	85,572

Provision for income taxes	12,538	19,428	20,324	16,288
Effective tax rate	22.3%	24.4%	22.5%	19.0%
Net Income	$43,784	$60,048	$70,079	$69,284
As a % of revenue	9.8%	13.3%	8.2%	8.0%

Weighted-Average Shares - Diluted	57,870	57,554	57,955	57,633

Earnings per share - Diluted	$0.76	$1.04	$1.21	$1.20

(1) The supplementary information included in this press release for the three and six months ended October 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.
(3) On May 1, 2018, we adopted the U.S. accounting standard regarding revenue recognition ("Topic 606," or "ASC 606"). The adoption of Topic 606 did not have a material impact to our consolidated results of operations. Refer to our upcoming Quarterly Report on Form 10-Q for further details.

(4) Due to the retrospective adoption of ASU 2017-07, total net benefits of $2.0 million and $3.9 million related to defined benefit and other post-employment benefit plans were reclassified from operating and administrative expenses to interest and other income for the three and six months ended October 31, 2017, respectively. Total net benefits were $2.1 million and $4.5 million for the three and six months ended October 31, 2018, respectively.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
GAAP Earnings Per Share - Diluted	$0.76	$1.04	$1.21	$1.20
Adjustments:
Restructuring and related charges (credits) (A)	0.13	(0.02)	0.05	0.33
Foreign exchange (gains) losses on intercompany transactions (B)	-	0.01	0.05	0.09
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.89	$1.03	$1.31	$1.62

Notes:
(A) Adjusted results exclude restructuring and related charges (credits) associated with the Company's Restructuring and Reinvestment Program. For the three months ended October 31, 2018 and 2017, there were charges of $10.0 million or $0.13 per share and credits of $1.4 million or $(0.02) per share, respectively. For the six months ended October 31, 2018 and 2017, there were charges of $3.9 million or $0.05 per share, and charges of $27.9 million or $0.33 per share, respectively.

(B) Adjusted results exclude foreign exchange (gains) losses associated with intercompany transactions. For the three months ended October 31, 2018 and 2017, there were gains of $0.2 million or no impact per share and losses of $0.3 million or $0.01 per share, respectively. For the six months ended October 31, 2018 and 2017, there were losses of $3.8 million or $0.05 per share, and losses of $6.3 million or $0.09 per share, respectively.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Three Months Ended October 31,		% Change
	2018	2017 (2)	Reported	Constant Currency
Research:
Revenue, net
Journal Subscriptions	$163,751	$170,163	-4%	0%
Open Access	13,780	9,350	47%	50%
Licensing, Reprints, Backfiles, and Other	41,749	41,329	1%	2%
Total Journal Revenue	219,280	220,842	-1%	2%
Publishing Technology Services (Atypon)	9,365	8,028	17%	17%
Total Revenue, net	$228,645	$228,870	0%	3%

Contribution to Profit (2)	$58,907	$70,146	-16%	-11%
Adjustments:
Restructuring charges (credits)	2,282	(388)
Non-GAAP Adjusted Contribution to Profit	$61,189	$69,758	-12%	-7%

Publishing:
Revenue, net
STM and Professional Publishing	$66,902	$71,460	-6%	-5%
Education Publishing	52,068	57,711	-10%	-8%
Course Workflow (WileyPLUS)	18,429	16,310	13%	14%
Test Preparation and Certification	8,377	7,919	6%	7%
Licensing, Distribution, Advertising and Other	11,723	11,585	1%	2%
Total Revenue, net	$157,499	$164,985	-5%	-3%

Contribution to Profit (2)	$39,455	$41,913	-6%	-5%
Adjustments:
Restructuring charges	1,407	71
Non-GAAP Adjusted Contribution to Profit	$40,862	$41,984	-3%	-2%

Solutions:
Revenue, net
Education Services (OPM)	$29,877	$29,737	0%	1%
Professional Assessment	17,268	15,821	9%	9%
Corporate Learning	15,333	12,318	24%	28%
Total Revenue, net	$62,478	$57,876	8%	9%

Contribution to Profit	$7,049	$7,309	-4%	-4%
Adjustments:
Restructuring charges (credits)	1,097	(625)
Non-GAAP Adjusted Contribution to Profit	$8,146	$6,684	22%	22%

Corporate Expenses (2):	$(47,936)	$(38,580)	24%	25%
Adjustments:
Restructuring charges (credits)	5,210	(464)
Non-GAAP Adjusted Corporate Expenses	$(42,726)	$(39,044)	9%	10%

Total Consolidated Revenue, net	$448,622	$451,731	-1%	1%

Consolidated Operating Income (2)	$57,475	$80,788	-29%	-24%
Adjustments:
Restructuring charges (credits)	9,996	(1,406)
Non-GAAP Adjusted Operating Income	$67,471	$79,382	-15%	-10%
As a % of revenue	15.0%	17.6%

(1) The supplementary information included in this press release for the three months ended October 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Due to the retrospective adoption of ASU 2017-07, total net benefits of $2.0 million related to defined benefit and other post-employment benefit plans were reclassified from Operating and Administrative Expenses to Interest and Other Income for the three months ended October 31, 2017. The impact of the reclassification on Contribution to Profit by segment for the three months ended October 31, 2017 was $1.0 million in Research, $0.6 million in Publishing, and $0.4 million in Corporate Expenses.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Six Months Ended October 31,		% Change
	2018	2017 (2)	Reported	Constant Currency
Research:
Revenue, net
Journal Subscriptions	$329,709	$338,488	-3%	-1%
Open Access	24,723	18,153	36%	36%
Licensing, Reprints, Backfiles, and Other	81,237	79,559	2%	2%
Total Journal Revenue	435,669	436,200	0%	1%
Publishing Technology Services (Atypon)	17,968	16,297	10%	10%
Total Revenue, net	$453,637	$452,497	0%	1%

Contribution to Profit (2)	$116,033	$130,608	-11%	-8%
Adjustments:
Restructuring charges	1,302	4,448
Non-GAAP Adjusted Contribution to Profit	$117,335	$135,056	-13%	-10%

Publishing:
Revenue, net
STM and Professional Publishing	$132,966	$135,060	-2%	-1%
Education Publishing	90,299	103,447	-13%	-12%
Course Workflow (WileyPLUS)	19,207	17,520	10%	11%
Test Preparation and Certification	19,783	19,409	2%	3%
Licensing, Distribution, Advertising and Other	20,165	20,827	-3%	-3%
Total Revenue, net	$282,420	$296,263	-5%	-4%

Contribution to Profit (2)	$53,175	$46,383	15%	15%
Adjustments:
Restructuring charges	739	7,325
Publishing brand impairment charge	-	3,600
Non-GAAP Adjusted Contribution to Profit	$53,914	$57,308	-6%	-6%

Solutions:
Revenue, net
Education Services (OPM)	$59,037	$56,074	5%	5%
Professional Assessment	33,067	30,708	8%	8%
Corporate Learning	31,362	27,633	13%	13%
Total Revenue, net	$123,466	$114,415	8%	8%

Contribution to Profit	$10,273	$5,341	92%	91%
Adjustments:
Restructuring charges	840	2,170
Non-GAAP Adjusted Contribution to Profit	$11,113	$7,511	48%	47%

Corporate Expenses (2):	$(85,866)	$(88,974)	-3%	-3%
Adjustments:
Restructuring charges	1,029	10,380
Non-GAAP Adjusted Corporate Expenses	$(84,837)	$(78,594)	8%	8%

Total Consolidated Revenue, net	$859,523	$863,175	0%	0%

Consolidated Operating Income (2)	$93,615	$93,358	0%	5%
Adjustments:
Restructuring charges	3,910	24,323
Publishing brand impairment charge	-	3,600
Non-GAAP Adjusted Operating Income	$97,525	$121,281	-20%	-16%
As a % of revenue	11.3%	14.1%

(1) The supplementary information included in this press release for the six months ended October 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Due to the retrospective adoption of ASU 2017-07, total net benefits of $3.9 million related to defined benefit and other post-employment benefit plans were reclassified from Operating and Administrative Expenses to Interest and Other Income. The impact of the reclassification on Contribution to Profit by segment for the six months ended October 31, 2017 was $2.0 million in Research, $1.1 million in Publishing, and $0.8 million in Corporate Expenses.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	October 31,	April 30,
	2018	2018
Current Assets
Cash and cash equivalents	$115,603	$169,773
Accounts receivable, net (2)	236,207	212,377
Inventories, net	35,084	39,489
Prepaid expenses and other current assets	61,973	58,332
Total Current Assets	448,867	479,971
Product Development Assets	64,716	78,814
Royalty Advances, net	15,331	37,058
Technology, Property and Equipment, net	286,308	289,934
Intangible Assets, net	787,629	848,071
Goodwill	986,248	1,019,801
Other Non-Current Assets	91,732	85,802
Total Assets	$2,680,831	$2,839,451

Current Liabilities
Accounts payable	$71,555	$90,097
Accrued royalties	94,438	73,007
Contract liability (Deferred revenue) (2)	237,184	486,353
Accrued employment costs	69,792	116,179
Accrued income taxes	18,436	13,927
Other accrued liabilities	78,651	94,748
Total Current Liabilities	570,056	874,311
Long-Term Debt	537,306	360,000
Accrued Pension Liability	167,722	190,301
Deferred Income Tax Liabilities	140,338	143,518
Other Long-Term Liabilities	96,017	80,764
Total Liabilities	1,511,439	1,648,894
Shareholders' Equity	1,169,392	1,190,557
Total Liabilities and Shareholders' Equity	$2,680,831	$2,839,451

(1) The supplementary information included in this press release for October 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) On May 1, 2018, we adopted Topic 606. The impact to the Condensed Consolidated Statements of Financial Position was not material by line item, except for the amount related to the discontinuance of netting down the accounts receivable and contract liability (deferred revenue) of $59.5 million as previously disclosed in our Fiscal Year 2018 Annual Report on Form 10-K. In addition, upon adoption we reclassified the sales return reserve to contract liability from accounts receivable of $28.3 million. As of October 31, 2018, the amount that would have been netted down from accounts receivable and deferred revenue prior to the adoption of Topic 606 would have been $5.8 million and the sales return reserve amount is $31.1 million. Refer to our upcoming Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2018 for further details.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended
	October 31,
	2018	2017 (2)
Operating Activities:
Net income	$70,079	$69,284
Amortization of intangibles	25,050	23,802
Amortization of product development spending	20,093	20,246
Depreciation of technology, property, and equipment	35,845	34,775
Non-cash charges and credits	41,446	56,226
Net change in operating assets and liabilities	(313,610)	(250,145)
Net Cash Used In Operating Activities	(121,097)	(45,812)

Investing Activities:
Additions to technology, property, and equipment	(34,560)	(53,469)
Product development spending	(7,815)	(17,927)
Acquisitions of publication rights and other	(2,795)	(6,097)
Net Cash Used in Investing Activities	(45,170)	(77,493)

Financing Activities:
Net debt borrowings	179,275	196,589
Cash dividends	(38,033)	(36,699)
Purchase of treasury shares	(24,994)	(29,257)
Other	4,217	4,718
Net Cash Provided By Financing Activities	120,465	135,351

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(8,368)	2,855

Change in Cash, Cash Equivalents and Restricted Cash for Period	(54,170)	14,901

Cash, Cash Equivalents and Restricted Cash - Beginning	170,257	58,516
Cash, Cash Equivalents and Restricted Cash - Ending	$116,087	$73,417

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Six Months Ended
	October 31,
	2018	2017
Net Cash Used In Operating Activities	$(121,097)	$(45,812)
Less: Additions to technology, property, and equipment	(34,560)	(53,469)
Less: Product development spending (3)	(7,815)	(17,927)
Free Cash Flow less Product Development Spending	$(163,472)	$(117,208)

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the six months ended October 31, 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Due to the retrospective adoption of ASU 2016-18, we are now required to include restricted cash as part of the change in cash, cash equivalents and restricted cash. As a result, amounts which were previously classified as cash flows from operating activities have been reclassified as they are recognized in the total change in cash, cash equivalents and restricted cash. Restricted cash was $0.5 million as of October 31, 2018 and April 30, 2018 and is included in Prepaid and Other Current Assets.

(3) Due to the adoption of Topic 606, certain costs to fulfill contracts, which were previously included in product development spending are now included in cash flow from operating activities.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management presents the following non-GAAP performance measures:
● Adjusted Earnings Per Share (“Adjusted EPS”);
● Free Cash Flow less product development spending;
● Adjusted Operating Income and margin;
● Adjusted Contribution to Profit ("CTP") and margin; and
● Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and to evaluate and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial results under US GAAP.

The Company presents these non-GAAP performance measures in addition to GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons across accounting periods. The use of these non-GAAP performance measures provides a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

●    Adjusted EPS, Adjusted Operating Profit, Adjusted Contribution to Profit provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

●    Free Cash Flow less product development spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common dividends and fund share repurchases and new acquisitions.

●    Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.